Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Leigh J. Abrams, CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

Drew Industries Announces Appointment of Fred Zinn to CEO;
Changes to Board of Directors

White Plains, New York - November 20, 2008 - Drew Industries Incorporated (NYSE: DW) today announced that Fred Zinn, Drew’s President, will succeed to the office of Chief Executive Officer in accordance with the Company’s management succession plan. Zinn will continue to serve as a Director on Drew’s Board of Directors.

Drew, a leading supplier of components for recreational vehicles and manufactured housing, also announced that Leigh J. Abrams, Drew’s Chief Executive Officer since 1979, was appointed Chairman of the Board of Directors, while Edward W. (“Rusty”) Rose, III, Drew’s Chairman since 1984, was appointed Lead Director. All appointments are effective January 1, 2009.

“In the 28 years Fred has been with Drew, he has played a key role in growing Drew from a small company to a market leader for RV and manufactured home components,” said Abrams. “We look forward to Fred’s leadership as we continue our successful strategy based on market share growth, new product introductions, acquisitions and operational efficiencies”.

“I look forward to serving as Drew’s CEO. Over the last 28 years I’ve learned extensively from both Leigh and Rusty, and I’m delighted that we will continue to have guidance from them in their new roles on Drew’s Board of Directors,” said Zinn.

Zinn, age 57, earned an MBA in finance and accounting from the University of Rochester, and a bachelor’s degree in mathematics from the State University of New York at Buffalo. He was appointed Chief Financial Officer of Drew in 1986, and appointed Executive Vice President in 2001. In May 2008, Zinn was promoted to President and appointed a Director.

Abrams, age 66, served as Drew’s President and Chief Executive Officer from 1979 to May 2008 and will continue as CEO until December 31, 2008. Abrams, a certified public accountant, brings to the office of Chairman over 35 years of experience in corporate finance, mergers and acquisitions, and operations. He also currently holds the position of Lead Director of Impac Mortgage Holdings Inc., a publicly-owned real estate investment trust, and has been a member of Impac’s Board since April 2001.

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 36 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this press release and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, a sales decline in either the RV or the manufactured housing industries, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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